UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 9, 2005

Matritech, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Acceleration of Vesting of Stock Options. On December 9, 2005, the Compensation Committee of Matritech’s Board of Directors approved acceleration of the vesting of some outstanding but unvested stock options previously granted to employees, including executive officers, of the Company. The accelerated options were previously granted under Matritech’s 1992 Stock Option and Incentive Plan and 2002 Stock Option and Incentive Plan during 2002, 2003 and 2004. The accelerated vesting was approved in connection with discussion of the Company’s impending adoption of FAS 123R effective January 1, 2006 in order to avoid the recognition of compensation expense in 2006 and thereafter with respect to the vesting of these options. The options subject to accelerated vesting have exercise prices of at least $.95 per share for non-executive officer employees and at least $1.15 per share for executive officers, and none of such accelerated options is currently in-the-money. Of the approximately 573,340 options for which vesting was accelerated, approximately 71% are held by executive officers. The vesting of options granted in 2005 was not changed.

The Compensation Committee’s acceleration of vesting of options issued to executive officers was conditioned upon the agreement by the executive officer to (i) hold any shares acquired through the exercise of the accelerated options (other than shares required to cover the exercise price and statutorily required tax withholdings) until such time as the underlying option would originally have vested and (ii) to the extent such acceleration of vesting results in disqualification of options from the status as incentive stock options, the conversion of the options to non-qualified stock options. Information regarding the acceleration of vesting of options held by executive officers follows:

Executive Officer	# of Shares for which	Exercise Price Ranges of
	Vesting was Accelerated	Accelerated Options

Stephen D. Chubb	68,054	$1.90 - $2.22
Chairman and
Chief Executive Officer

David L. Corbet	50,143	$1.90 - $2.22
President and Chief
Operating Officer

Richard A. Sandberg	45,596	$1.27 - $1.90
Vice President, Finance,
Chief Financial Officer,
Treasurer and Assistant
Secretary

Melodie R. Domurad	38,515	$1.90 - $2.22
Vice President,
Clinical and Regulatory
Affairs

Executive Officer	# of Shares for which	Exercise Price Ranges of
	Vesting was Accelerated	Accelerated Options

Gary J. Fagan	57,180	$1.18 - $2.35
Vice President,
Research and Development

Franz Maier	73,143	$1.27 - $2.22
President, Matritech GmbH

John E. Quigley	32,939	$1.90 - $2.22
Vice President,
Sales and Marketing

Patricia Randall	39,750	$1.27 - $1.86
Vice President, General
Counsel, Chief Legal
Officer and Secretary

Amendment and Restatement of Management Bonus Plan. On December 9, 2005, the Board of Directors of Matritech, Inc. also amended and restated the Company’s Management Bonus Plan, (the “Amended and Restated Plan”) following the recommendation of the Compensation Committee of the Board. The Amended and Restated Plan governs awards of cash incentive compensation to be paid, and restricted stock and restricted stock unit incentive compensation to be issued, under Matritech’s 2002 Stock Option and Incentive Plan to executive officers of the Company for performance during fiscal year 2005 and thereafter. The amendment was undertaken to address issues involved with awards of equity-based incentive compensation to employees of subsidiaries of the Company, particularly the Company’s German subsidiary. For management employees working primarily outside the United States who are not expatriates, the Amended and Restated Plan provides for awards of restricted stock units to be made in place of restricted stock, which has less advantageous tax treatment in Germany. The Amended and Restated Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Registrant’s Amended and Restated Management Bonus Plan as of December 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: December 9, 2005
By: /s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Registrant’s Amended and Restated Management Bonus Plan as of December 9, 2005.